POWER OF ATTORNEY

Each of the undersigned officers and trustees of the DIREXION SHARES ETF TRUST, a Delaware statutory trust (the “Trust”), hereby nominates, constitutes and appoints Angela Brickl as his true and lawful attorney-in-fact and agent, for him and on his behalf and in his name, place and stead in any and all capacities, to make, execute and sign the Trust’s registration statement on Form N-1A (“Registration Statement”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the beneficial interest of the Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, DIREXION SHARES ETF TRUST has caused this power of attorney to be executed in its name by its Chairman of the Board, and the undersigned officers and trustees have hereunto set their hands and seals at New York, New York on this 23rd day of May, 2019.

DIREXION SHARES ETF TRUST

By:	/s/ Daniel D. O’Neill

Name:	Daniel D. O’Neill, Chairman of the Board

Signature	Title

/s/ Daniel D. O’Neill	Chairman of the Board
Daniel D. O’Neill

/s/ Gerald E. Shanley III	Trustee
Gerald E. Shanley III

/s/ John Weisser	Trustee
John Weisser

/s/ Jacob C. Gaffey	Trustee
Jacob C. Gaffey

/s/ David L. Driscoll	Trustee
David L. Driscoll

/s/ Henry W. Mulholland	Trustee
Henry W. Mulholland

/s/ Patrick J. Rudnick	Principal Executive Officer
Patrick J. Rudnick	and Principal Financial Officer

RESOLVED: that each of the officers and trustees of the Trust, hereby nominates, constitutes and appoints Angela Brickl his true and lawful attorney in fact and agent, for him and on his behalf and in his name, place and stead in any and all capacities, to make, execute and sign the Trust’s registration statement on Form N-1A (each, a “Registration Statement”) under the Securities Act of 1933, and the Investment Company Act of 1940, and any and all amendments to such Registration Statement of the Trust, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of the shares of beneficial interest of the Trust, any such Registration Statement or amendments, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and its officers and trustees itself/themselves might or could do.

/s/ Angela Brickl
Angela Brickl
Chief Compliance Officer and Secretary of the Trust

Dated: May 23, 2019